Beckstead and Watts, LLP
Certified Public Accountants
							3340 Wynn Road
							Las Vegas, NV 89102
							702.257.1984
							702.362.0540 (fax)





To Whom It May Concern:

We have issued our report dated September 10, 2002, accompanying the financial statements of Originally New York, Inc. on Form 10-SB for the period of March 12, 2001 (inception date) through June 30, 2002. We hereby consent to the incorporation by reference of said report on the Registration Statement of Originally New York, Inc. on Form 10-SB.

Signed,



September 10, 2002